                                                         Exhibit No. EX-99.h.1.b

                                    EXHIBIT C
                              GARTMORE MUTUAL FUNDS
                Fund Administration and Transfer Agency Agreement

                      Amended, Effective September 29, 2006

                                  Fee Schedule

Fees

The Trust shall pay fees to the  Administrator  and Transfer Agent, as set forth in the schedule  directly below,  for the provision of services  covered by this
Agreement.  Fees will be computed  daily and  payable  monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including,  but not limited to, the cost of the pricing  services  that the  Administrator  utilizes and any networking  fees paid as  out-of-pocket  expenses)  reasonably  incurred  by the
Administrator  and the Transfer  Agent in providing  services to the Trust.  All fees and expenses shall be paid by the Trust to the  Administrator  on behalf of the Administrator and the Transfer Agent.

                                        Aggregate* Fee as a
     Trust Asset Level#                 Percentage of Net Assets

     Up to $1 billion                            0.26%
     $1 billion up to $3 billion                 0.19%
     $3 billion up to $4 billion                 0.15%
     $4 billion up to $5 billion                 0.08%
     $5 billion up to $10 billion                0.05%
     $10 billion up to $12 billion               0.03%
     $12 billion or more                         0.02%

     * Includes fund administration and transfer agency services.
     # The assets of each of the Investor  Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee. The Investor Destinations Funds do not pay any part of this fee.

Funds of the Trust

Gartmore Nationwide Fund
     (formerly Gartmore Total Return Fund)
Gartmore Growth Fund
     (formerly Nationwide Growth Fund)
Gartmore Mid Cap Growth Leaders Fund
     (formerly  Gartmore  Millennium  Growth Fund and  Nationwide Mid Cap Growth
     Fund)
Gartmore Bond Fund
     (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund
     (formerly Nationwide Tax-Free Income Fund)
Gartmore Government Bond Fund
     (formerly Nationwide Intermediate U.S. Government Bond Fund and Nationwide U.S. Government Bond Fund)
Gartmore Money Market Fund
     (formerly Nationwide Money Market Fund)
Gartmore Value Opportunities Fund
     (formerly Nationwide Value Opportunities Fund)
Gartmore High Yield Bond Fund
     (formerly Nationwide High Yield Bond Fund)
Gartmore U.S. Growth Leaders Fund
     (formerly Nationwide Focus Fund and
     Gartmore Growth 20 Fund)
Gartmore Short Duration Bond Fund
     (formerly  Morley  Capital  Accumulation  Fund,  Nationwide  Morley Capital
     Accumulation Fund and Gartmore Morley Capital Accumulation Fund)
Gartmore Enhanced Income Fund
     (formerly  Gartmore  Morley Enhance Income Fund and Morley  Enhanced Income
     Fund)
Gartmore Global Technology and Communications Fund
     (formerly Nationwide Global Technology and Communications Fund)
Gartmore Global Health Sciences Fund
     (formerly Nationwide Global Life Sciences Fund)
NorthPointe Small Cap Value Fund
NorthPointe Small Cap Growth Fund
Gartmore International Growth Fund
Gartmore Worldwide Leaders Fund
     (formerly Gartmore Global Leaders Fund)
Gartmore Emerging Markets Fund
Gartmore Global Financial Services Fund
Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund
     (formerly Gartmore U.S. Leaders Fund)
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund)
Gartmore International Index Fund (formerly Nationwide International Index Fund)
Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)
Gartmore Mid Cap Market Index Fund (Nationwide Mid Cap Market Index Fund)
Gartmore S&P 500 Index Fund (formerly Nationwide S&P 500 Index Fund)
Gartmore Large Cap Value Fund
     (formerly Prestige Large Cap Value Fund and
     Nationwide Large Cap Value Fund)
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund and
     Prestige Small Cap Fund)
Gartmore Investor Destinations Aggressive Fund
     (formerly Investor Destinations Aggressive Fund and
     Nationwide Investor Destinations Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive Fund
     (formerly Investor Destinations Moderately Aggressive Fund and
     Nationwide Investor Destinations Moderately Aggressive Fund)
Gartmore Investor Destinations Moderate Fund
     (formerly Investor Destinations Moderate Fund and
     Nationwide Investor Destinations Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund
     (formerly Investor Destinations Moderately Conservative Fund and
     Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund
     (formerly Investor Destinations Conservative Fund and
     Nationwide Investor Destinations Conservative Fund)
Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore U.S.  Growth  Leaders  Long-Short  Fund (formerly  Gartmore  Long-Short
     Equity Plus Fund)
Gartmore Convertible Fund
Gartmore China Opportunities Fund
Gartmore Global Natural Resources Fund
Gartmore  Optimal  Allocations  Fund:  Aggressive  (formerly  Gartmore  Actively
     Managed Aggressive Asset Allocation Fund)
Gartmore Optimal  Allocations Fund:  Moderately  Aggressive  (formerly  Gartmore
     Actively Managed Moderately Aggressive Asset Allocation Fund)
Gartmore Optimal  Allocations Fund: Moderate (formerly Gartmore Actively Managed
     Moderate Asset Allocation Fund)
Gartmore Optimal Allocations Fund: Specialty (formerly Gartmore Actively Managed
     Specialty Asset Allocation Fund)
Gartmore Small Cap Leaders Fund
Gartmore Hedged Core Equity Fund
Gartmore Small Cap Growth Opportunities Fund
Gartmore Small Cap Value Fund
Gartmore Small Cap Core Fund
Gartmore Market Neutral Fund